Exhibit 23.2

                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751








The Board of Directors
VoIP, Inc.
(formally Millennia Tea Masters, Inc.)



We consent to the incorporation by reference of or our report, dated January 30, 2004, relating to the financial statements of Millennia Tea Masters, Inc. as of December 31, 2003 and for the year then ended which report appears in the December 31, 2004 Form 10-KSB of VoIP, Inc, (formerly Millennia Tea Masters, Inc.) into the Form S-8 registration statement of VoIP, Inc, SEC File Number 333-122299.




/s/ TSCHOPP, WHITCOMB & ORR, P.A.



March 29, 2005